UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

NEUROLOGIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-13347	06-1582875
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 592-6451

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (b) Resignation of Chief Financial Officer.

Marc L. Panoff (“Panoff”), the Chief Financial Officer of Neurologix, Inc. (the “Company”), resigned and his employment with the Company was terminated on February 10, 2012.

 5.02(e) Panoff Severance Agreement.

The Company entered into a Severance Agreement and General Release (the “Panoff Agreement”), dated February 10, 2012, with Panoff.

Under the terms of the Panoff Agreement, Panoff will receive a severance payment equal to up to five weeks’ salary. Panoff agrees to release and forever discharge the Company, its affiliates, subsidiaries, officers, directors, employees and agents from any and all claims and causes of action whether known or unknown. Panoff further agrees not to make communications that have the effect of damaging the reputation of the Company and not to disclose, use or otherwise make available any confidential information at any time for any purpose.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROLOGIX, INC.

Date: February 14, 2012	By:	/s/ Reginald L. Hardy
Name: Reginald L. Hardy Title: Director and Vice President